EXHIBIT (o)

                           THE DREYFUS FAMILY OF FUNDS
                             (DREYFUS PREMIER FUNDS)

                                 RULE 18F-3 PLAN

          Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

          The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Schedule A attached hereto (each, a "Fund") which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

          1. CLASS DESIGNATION: Fund shares shall be divided, except as otherwise noted on Schedule A, into Class A, Class B, Class C, Class R and Class T.

          2. DIFFERENCES IN SERVICES: The services offered to shareholders of each Class, unless otherwise noted on Schedule A, shall be substantially the same, except that Right of Accumulation and Letter of Intent shall be available only to holders of Class A and Class T shares.

          3. DIFFERENCES IN DISTRIBUTION ARRANGEMENTS: Class A shares shall be offered with a front-end sales charge, as such term is defined under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD Conduct Rules"), and a deferred sales charge (a "CDSC"), as such term is defined under the NASD Conduct Rules, may be assessed on certain redemptions of Class A shares purchased without an initial sales charge as part of an investment of $1 million or more. The amount of the sales charge and the amount of and provisions relating to the CDSC pertaining to the Class A shares are set forth on Schedule B hereto.

          Class B shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class B shares, are set forth on Schedule C hereto.

          Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class C shares, are set forth on Schedule D hereto.

          Class R shares shall be offered at net asset value only to institutional investors acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity for qualified or non-qualified employee benefit plans, including pension, profit-sharing, SEP-IRAs and other deferred compensation plans, whether established by corporations, partnerships, non-profit entities or state and local governments, but not including IRAs or IRA "Rollover Accounts."

          Class T shares shall be offered with a front-end sales charge, and a CDSC may be assessed on certain redemptions of Class T shares purchased without an initial sales charge as part of an investment of $1 million or more. Class T shares also shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the sales charge, the amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class T shares are set forth on Schedule E hereto.

          Class A, Class B, Class C and Class T shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

          Certain Funds indicated on Schedule G charge a redemption fee which is deducted from the redemption proceeds and retained by the Fund.

          4. EXPENSE ALLOCATION: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under a Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class;
(d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

          5. CONVERSION FEATURES: Class B shares shall automatically convert to Class A shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class without the imposition of any sales charge, fee or other charge, as set forth on Schedule F hereto. No other Class shall be subject to any automatic conversion feature.

          6. EXCHANGE PRIVILEGES: Shares of a Class shall be exchangeable only for (a) shares of the same Class of other investment companies managed or administered by The Dreyfus Corporation or its affiliates as specified from time to time and (b) shares of certain other Classes of such investment companies or shares of certain other investment companies specified from time to time.


                                   SCHEDULE A

NAME OF FUND                                             DATE PLAN ADOPTED
------------                                             ------------------
Dreyfus Premier Equity Funds, Inc.                       September 11, 1995
                                                         (Revised as of December 6, 1999)
--Dreyfus Premier Aggressive Growth Fund
--Dreyfus Premier Growth and Income Fund
--Dreyfus Premier Emerging Markets Fund
--Dreyfus Premier Market Neutral Fund

Dreyfus Premier International Funds, Inc.                April 24, 1995
                                                         (Revised as of November 11, 1999)
--Dreyfus Premier European Equity Fund
--Dreyfus Premier Global Allocation Fund
--Dreyfus Premier Greater China Fund
--Dreyfus Premier International Growth Fund
--Dreyfus Premier Japan Fund

Dreyfus Premier Worldwide Growth Fund, Inc.              April 12, 1995
                                                         (Revised as of November 15, 1999)

Dreyfus Premier Value Equity Funds                       July 19, 1995
                                                         (Revised as of November 3, 1999)
--Dreyfus Premier Value Fund
--Dreyfus Premier International Value Fund

Dreyfus Growth and Value Funds, Inc.                     February 25, 1999
                                                         (Revised as of April 25, 2000)
--Dreyfus Premier Technology Growth Fund
--Dreyfus Premier Future Leaders Fund

Dreyfus Debt and Equity Funds                            May 6, 1998
                                                         (Revised as of February 9, 2000)
--Dreyfus Premier High Yield Debt Plus
  Equity Fund*
--Dreyfus Premier Real Estate Mortgage Fund
--Dreyfus Premier High Yield Securities Fund*
--Dreyfus Premier Core Bond Fund**

Dreyfus Premier Opportunity Funds                        April 17, 2000
                                                         (Revised as of October 3, 2000)
--Dreyfus Premier NexTech Fund*
--Dreyfus Premier Micro-Cap Growth Fund*+

-------------------
*    Class A, Class B, Class C and Class T only.

**   Class A, Class B, Class C and Class R only.

+    The following services are not available to Fund shareholders: Dreyfus
     Auto-Exchange Privilege; Dreyfus-AUTOMATIC Asset Builder(R); Dreyfus
     Government Direct Deposit Privilege; Dreyfus Payroll Savings Plan; Dreyfus
     Dividend Options; Automatic Withdrawal Plan; and Letter of Intent.

                                   SCHEDULE B


FRONT-END SALES CHARGE--CLASS A SHARES--Effective December 1, 1996, the public offering price for Class A shares, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:


                                                                                 TOTAL SALES LOAD
                                                                  ---------------------------------------------
                                                                      AS A % OF                    AS A % OF
                                                                     OFFERING PRICE              NET ASSET VALUE
     AMOUNT OF TRANSACTION                                            PER SHARE                    PER SHARE
     ---------------------                                        -------------------         ------------------

Less than $50,000............................................            5.75                        6.10
$50,000 to less than $100,000................................            4.50                        4.70
$100,000 to less than $250,000...............................            3.50                        3.60
$250,000 to less than $500,000...............................            2.50                        2.60
$500,000 to less than $1,000,000.............................            2.00                        2.00
$1,000,000 or more...........................................            -0-                          -0-


FRONT-END SALES CHARGE--CLASS A SHARES--SHAREHOLDERS BENEFICIALLY OWNING CLASS A SHARES ON NOVEMBER 30, 1996--For shareholders who beneficially owned Class A shares of a Fund on November 30, 1996, the public offering price for Class A shares of such Fund, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:


                                                                                 TOTAL SALES LOAD
                                                                  ------------------------------------------------
                                                                      AS A % OF                    AS A % OF
                                                                    OFFERING PRICE              NET ASSET VALUE
     AMOUNT OF TRANSACTION                                            PER SHARE                    PER SHARE
     ---------------------                                        -------------------         --------------------

Less than $50,000............................................            4.50                        4.70
$50,000 to less than $100,000................................            4.00                        4.20
$100,000 to less than $250,000...............................            3.00                        3.10
$250,000 to less than $500,000...............................            2.50                        2.60
$500,000 to less than $1,000,000.............................            2.00                        2.00
$1,000,000 or more...........................................            -0-                          -0-

FRONT-END SALES CHARGE--CLASS A SHARES OF DREYFUS PREMIER AGGRESSIVE GROWTH FUND ONLY--SHAREHOLDERS BENEFICIALLY OWNING CLASS A SHARES ON DECEMBER 31, 1995* --For shareholders who beneficially owned Class A shares of Dreyfus Premier Aggressive Growth Fund on December 31, 1995, the public offering price for Class A shares of Dreyfus Premier Aggressive Growth Fund shall be the net asset value per share of Class A plus a sales load as shown below:


                                                                                 TOTAL SALES LOAD
                                                                  ----------------------------------------------
                                                                      AS A % OF                    AS A % OF
                                                                   OFFERING PRICE              NET ASSET VALUE
       AMOUNT OF TRANSACTION                                          PER SHARE                    PER SHARE
       ---------------------                                      -------------------         -------------------

Less than $100,000...........................................            3.00                        3.10
$100,000 to less than $250,000...............................            2.75                        2.80
$250,000 to less than $500,000...............................            2.25                        2.30
$500,000 to less than $1,000,000.............................            2.00                        2.00
$1,000,000 or more...........................................            1.00                        1.00

FRONT-END SALES CHARGE--CLASS A SHARES OF DREYFUS PREMIER CORE BOND FUND ONLY--The public offering price for Class A shares of Dreyfus Premier Core Bond Fund, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:


                                                                                 TOTAL SALES LOAD
                                                                  ------------------- ------- --------------------
                                                                      AS A % OF                    AS A % OF
                                                                    OFFERING PRICE              NET ASSET VALUE
          AMOUNT OF TRANSACTION                                        PER SHARE                    PER SHARE
          ---------------------                                   -------------------         --------------------

Less than $50,000............................................            4.50                        4.70
$50,000 to less than $100,000................................            4.00                        4.20
$100,000 to less than $250,000...............................            3.00                        3.10
$250,000 to less than $500,000...............................            2.50                        2.60
$500,000 to less than $1,000,000.............................            2.00                        2.00
$1,000,000 or more...........................................            -0-                          -0-

--------------------
*    At a meeting held on December 16, 1996, shareholders of Premier Strategic
     Growth Fund voted to merge such Fund into Premier Aggressive Growth Fund.
     Shareholders of Dreyfus Premier Strategic Growth Fund who received Class A shares of Dreyfus Premier Aggressive Growth Fund in the merger are deemed to have beneficially owned such shares as of the date they beneficially owned Class A shares of Premier Strategic Growth Fund for purposes of the front-end sales charge applicable to purchases of Class A shares of Dreyfus
     Premier Aggressive Growth Fund.

CLASS A SHARES OF DREYFUS PREMIER REAL ESTATE MORTGAGE FUND, DREYFUS PREMIER TECHNOLOGY GROWTH FUND, DREYFUS PREMIER HIGH YIELD SECURITIES FUND AND DREYFUS PREMIER CORE BOND FUND ONLY--Shareholders beneficially owning Class A shares of Dreyfus Premier Real Estate Mortgage Fund on December 24, 1998 or Dreyfus Premier Technology Growth Fund on April 15, 1999 or Dreyfus Premier High Yield Securities Fund on February 29, 2000 or Dreyfus Premier Core Bond Fund on February 29, 2000 may purchase Class A shares of such Fund at net asset value without a front-end sales charge.

CONTINGENT DEFERRED SALES CHARGE--CLASS A SHARES--A CDSC of 1.00% shall be assessed at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 or, with respect to Dreyfus Premier NexTech Fund and Dreyfus Premier Micro-Cap Growth Fund, through a "wrap account" or similar program and redeemed within one year of purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation, to the extent offered, shall apply to purchases of Class A shares subject to a CDSC.

                                   SCHEDULE C


CONTINGENT DEFERRED SALES CHARGE--CLASS B SHARES--A CDSC payable to the Fund's Distributor shall be imposed on any redemption of Class B shares which reduces the current net asset value of such Class B shares to an amount which is lower than the dollar amount of all payments by the redeeming shareholder for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption. No CDSC shall be imposed to the extent that the net asset value of the Class B shares redeemed does not exceed (i) the current net asset value of Class B shares acquired through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class B shares above the dollar amount of all payments for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption.

          If the aggregate value of the Class B shares redeemed has declined below their original cost as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

          In circumstances where the CDSC is imposed, the amount of the charge shall depend on the number of years from the time the shareholder purchased the Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Class B shares, all payments during a month shall be aggregated and deemed to have been made on the first day of the month. The following table sets forth the rates of the CDSC:

                                                              CDSC AS A % OF
YEAR SINCE                                                    AMOUNT INVESTED
PURCHASE PAYMENT                                              OR REDEMPTION
WAS MADE                                                      PROCEEDS
----------------                                              ---------------
First..............................................               4.00
Second.............................................               4.00
Third..............................................               3.00
Fourth.............................................               3.00
Fifth..............................................               2.00
Sixth..............................................               1.00

          In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Class B shares above the total amount of payments for the purchase of Class B shares made during the preceding six years; then of amounts representing the cost of shares purchased six years prior to the redemption; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable six-year period.

WAIVER OF CDSC--The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), of the shareholder,
(b) redemptions by employees participating in qualified or non-qualified employee benefit plans or other programs where (i) the employers or affiliated employers maintaining such plans or programs have a minimum of 250 employees eligible for participation in such plans or programs, or (ii) such plan's or program's aggregate investment in the Dreyfus Family of Funds or certain other products made available by the Fund's Distributor exceeds one million dollars,
(c) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code, and (e) redemptions pursuant to any systematic withdrawal plan as described in the Fund's prospectus. Any Fund shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS B SHARES--Except as otherwise noted, .75 of 1% of the value of the average daily net assets of Class B. For Dreyfus Premier Core Bond Fund, .50 of 1% of the value of the average daily net assets of Class B.

                                   SCHEDULE D


CONTINGENT DEFERRED SALES CHARGE--CLASS C SHARES--A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase. The basis for calculating the payment of any such CDSC shall be the method used in calculating the CDSC for Class B shares. In addition, the provisions for waiving the CDSC shall be those set forth for Class B shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS C SHARES--.75 of 1% of the value of the average daily net assets of Class C.

                                   SCHEDULE E


FRONT-END SALES CHARGE--CLASS T SHARES--The public offering price for Class T shares shall be the net asset value per share of Class T plus a sales load as shown below:


                                                                                 TOTAL SALES LOAD
                                                                  ---------------------------------------------
                                                                      AS A % OF                    AS A % OF
                                                                   OFFERING PRICE              NET ASSET VALUE
    AMOUNT OF TRANSACTION                                            PER SHARE                    PER SHARE
    ---------------------                                          --------------              ---------------
Less than $50,000............................................            4.50                        4.70
$50,000 to less than $100,000................................            4.00                        4.20
$100,000 to less than $250,000...............................            3.00                        3.10
$250,000 to less than $500,000...............................            2.00                        2.00
$500,000 to less than $1,000,000.............................            1.50                        1.50
$1,000,000 or more...........................................            -0-                          -0-


CONTINGENT DEFERRED SALES CHARGE--CLASS T SHARES--A CDSC of 1.00% shall be assessed at the time of redemption of Class T shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year of purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class T shares subject to a CDSC. Letter of Intent and Right of Accumulation, to the extent offered, shall apply to purchases of Class T shares subject to a CDSC.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS T SHARES--.25 of 1% of the value of the average daily net assets of Class T.

                                   SCHEDULE F


CONVERSION OF CLASS B SHARES--Approximately six years after the date of purchase, Class B shares automatically shall convert to Class A shares, based on the relative net asset values for shares of each such Class, and shall no longer be subject to the distribution fee. At that time, Class B shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class B shares (other than Dividend Shares) converting to Class A shares bears to the total Class B shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.

                                   SCHEDULE G


REDEMPTION FEE--Each Fund listed below shall deduct a redemption fee equal to 1% of the net asset value of Fund shares redeemed (including redemptions through the use of the Fund Exchanges service) less than one year following the issuance of such shares. The redemption fee shall be deducted from the redemption proceeds and retained by the Fund.

No redemption fee shall be charged on the redemption or exchange of shares acquired through the reinvestment of dividends or capital gain distributions or on shares redeemed through a systematic withdrawal plan in connection with a qualified distribution to an IRA account for which The Dreyfus Trust Company acts as custodian. The redemption fee may be waived, modified or terminated at any time.

NAME OF FUND

Dreyfus Premier Opportunity Funds
--Dreyfus Premier Micro-Cap Growth Fund

                                                        OTHER EXHIBIT (c)




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




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                 NOTIFICATION OF ELECTION PURSUANT TO RULE 18f-1
              UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

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                        DREYFUS PREMIER OPPORTUNITY FUNDS
                            Exact Name of Registrant

                            NOTIFICATION OF ELECTION


          Dreyfus Premier Opportunity Funds (the "Fund"), an open-end investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), hereby notifies the Commission that it elects to commit itself, on behalf of its Series, to pay in cash all redemptions by a shareholder of record as provided by Rule 18f-1 under the 1940 Act (the "Rule"). The Fund understands that this election is irrevocable while the Rule is in effect unless the Commission by order upon application permits the withdrawal of this Notification of Election.


                                    SIGNATURE

          Pursuant to the requirements of Rule 18f-1 under the 1940 Act, the Fund has caused this Notification of Election to be duly executed on its behalf in the City of New York and the State of New York on October 3, 2000.

                               DREYFUS PREMIER OPPORTUNITY FUNDS


                               By:
                                  --------------------------------




Attest:
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